Exhibit 99.1

Tabula Rasa HealthCare Announces Second Quarter 2019 Operating Results

Second Quarter 2019 Revenue of $76.3 million, growth of 57%; 2019 Guidance Increased

MOORESTOWN, N.J., August 8, 2019 (GLOBE NEWSWIRE) -- Tabula Rasa HealthCare, Inc. (“TRHC”) (NASDAQ:TRHC), a healthcare technology company advancing the field of medication safety, today announced its financial results for the second quarter ended June 30, 2019.

“I am pleased to report that Tabula Rasa closed out the first half of the fiscal year on a high note with strength across all aspects of our business, integration efforts with respect to our recent acquisitions on track, and a robust pipeline of opportunities ahead of us. We demonstrated strong Year Two Enhanced Medication Therapy Management results and we began the process to integrate community pharmacists into our medication risk management process. We look forward to expanding this model and using the PrescribeWellness network with more of our customers,” said Calvin H. Knowlton, PhD, TRHC’s Chairman and Chief Executive Officer.

Dr. Knowlton continued,  “The combined offering incorporating our advanced medication risk identification tools and a bimodal approach to delivering clinical interventions through our high performing clinical call centers, as well as a network of pharmacies that put us within 5 miles of 300 million people in the U.S., is resonating well with our potential partners.”

Financial Performance for the Three Months Ended June 30, 2019

All comparisons, unless otherwise noted, are to the three months ended June 30, 2018.

•

Total revenue was $76.3 million, an increase of 57%. Total revenue included product revenue of $33.4 million, an increase of 22%, largely driven by expansion from existing clients and the onboarding of new clients since the end of the second quarter of 2018. Service revenue was $42.9 million, an increase of 102% that was driven by expanded services offered to existing clients as well as a contribution of $13.3 million from recent acquisitions. Excluding recent acquisitions, service revenue grew 40%, up from 26% in the first quarter of 2019. A material contributing factor to the increase was the number of clinical reviews performed by the SinfoníaRx business, which increased by 31% over last year. Due to the seasonality of the SinfoníaRx business, the second quarter results typically exceed all other quarters.

•

Gross margin, excluding depreciation and amortization expense, a non-GAAP measure, was 40.8% compared to 33.3%. TRHC expects a full year gross margin of approximately 40%. The year-over-year increase resulted from continued growth in services, particularly software, which was approximately 18% of total revenue. Last quarter, TRHC increased its long-term gross margin target range, excluding depreciation and amortization, to 40% to 45%. This increase resulted from an acceleration of TRHC’s plans to diversify its revenue with more services.

•

Non-GAAP Adjusted EBITDA was $13.7 million compared to $7.3 million, an increase of 88%. The increase in Non-GAAP Adjusted EBITDA was due to organic and inorganic growth in the PACE, health plan and pharmacy markets, incremental clinical reviews performed by the SinfoníaRx business and more favorable fees on the sale of drug utilization data.

•

Non-GAAP Adjusted EBITDA margin increased from 15.0% to 18.0% based on the seasonality of the SinfoníaRx business, and was in line with management’s expectations. TRHC continues to believe full year Adjusted EBITDA margins will end slightly lower than 2018 due to investments in DoseMe, which was acquired in January 2019, and the Precision Pharmacotherapy Research and Development Institute in Lake Nona Medical City.

•

Net loss was $6.5 million compared to a net loss of $29.0 million. The primary factors contributing to the net loss were stock-based compensation expense of $6.9 million, depreciation and amortization of $9.1 million, interest expense of $4.3 million and changes in the fair values of acquisition-related contingent consideration of $1.8 million relating to the acquisitions of Cognify and DoseMe.

•

Net loss per diluted share was $0.32, compared to a net loss per diluted share of $1.53. The net loss per share calculations were based on a diluted share count of 20.5 million for the second quarter of 2019, compared to 19.0 million shares for the same period in 2018.

•

Non-GAAP Adjusted net income per diluted share, or Adjusted Diluted EPS, was $0.35, an increase compared to $0.20 in the second quarter of 2018. The net income per share calculations were based on a diluted share count of 22.8 million for the second quarter of 2019, compared to 21.6 million for the same period in 2018.

•	Unrestricted cash at the end of the second quarter was $52.1 million compared to $20.3 million at December 31, 2018. No amounts were drawn on TRHC’s $60 million line of credit.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

Third Quarter 2019 Guidance: Revenue for TRHC’s third quarter in 2019 is expected to be in the range of $74 million to $77 million. Net loss is expected to be in the range of $9.3 million to $8.5 million. Adjusted EBITDA is expected to be in the range of $10 million to $11 million.

Full Year 2019 Guidance: Revenue for fiscal year 2019 is now expected to be in the range of $283 million to $293 million. TRHC expects product revenue to be approximately $134 million. TRHC expects a net loss in the range of $38.0 million to $34.6 million. These net loss projections do not include any future adjustments to contingent consideration liabilities for the Cognify and DoseMe acquisitions. Adjusted EBITDA is expected to be in the range of $37.0 million to $41.0 million.

Quarterly Conference Call

As previously announced, TRHC will hold a conference call with members of executive management to discuss its second quarter 2019 performance today, Thursday, August 8, 2019, at 5:00 p.m. ET. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 844-413-0947 or 216-562-0423 for international callers, and referencing participant code 2665707 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of TRHC’s website (ir.trhc.com) and an audio file of the call will also be archived and available for replay approximately two hours after the live event for a period of 90 days thereafter at ir.trhc.com. Additionally, a replay of the conference call will be available until August 15, 2019 and can be accessed by dialing 855-859-2056 or 404-537-3406 for international callers, and referencing participant code 2665707.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (Nasdaq:TRHC) is a leader in providing patient-specific, data-driven technology and solutions that enable healthcare organizations to optimize medication regimens to improve patient outcomes, reduce hospitalizations, lower healthcare costs and manage risk.  Medication risk management is TRHC’s lead offering, and its cloud-based software applications provide solutions for a range of payers, providers and other healthcare organizations. For more information, visit: www.trhc.com

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with GAAP, TRHC is also reporting gross margin excluding depreciation and amortization expense, Adjusted EBITDA and Adjusted Diluted EPS, each of which is considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net income or loss excluding certain other expenses, which includes interest expense, provision (benefit) for income tax, depreciation and amortization, change in fair value of acquisition-related contingent consideration expense, acquisition-related expense, and stock-based compensation expense. TRHC defines Adjusted Diluted EPS as net income or loss attributable to common stockholders before fair value adjustments for acquisition-related contingent consideration, amortization of acquired intangibles, amortization of debt discount and issuance costs, acquisition-related expense, stock-based compensation expense, severance expense and the tax impact of using a normalized tax rate on pre-tax income adjusted for those items expressed on a per share basis using weighted average diluted shares outstanding. TRHC considers acquisition-related expense to include non-recurring direct transaction and integration costs, severance, and the impact of purchase accounting adjustments related to the fair value of acquired deferred revenue. TRHC believes the exclusion of these items assists in providing a more complete understanding of the company’s underlying operations results and trends and allows for comparability with TRHC’s peer company index and industry and to be more consistent with TRHC’s expected capital structure on a going forward basis. Please note that other companies might define their non-GAAP financial measures differently than TRHC does.

TRHC presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. TRHC uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. TRHC also intends to provide these non-GAAP financial measures as part of the company's future earnings discussions and, therefore, their inclusion should provide consistency in the company's financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of Adjusted EBITDA and Adjusted Diluted EPS to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Forward-looking statements give current expectation or forecasts of future events or our future financial or operating performance, and include TRHC’s expectations regarding healthcare regulations, industry trends, available opportunities to TRHC and the financial and operating performance of TRHC, including with respect to international expansion and the success of TRHC 2.0. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  These forward-looking statements are based on management's good-faith expectations, judgements and assumptions as of the date of this press release.  Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve profitability; fluctuations in our financial results; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; the requirements of being a public company; our ability to recognize the expected benefits from acquisitions on a timely basis or at all; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”),  including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on March 1, 2019, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.trhc.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Contact:

Investors

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

tabularasa@westwicke.com

Media

Dianne Semingson

dsemingson@TRHC.com

T: 215-870-0829

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$52,137	$20,278
Restricted cash	4,565	4,751
Accounts receivable, net	32,950	27,950
Inventories	3,683	3,594
Prepaid expenses	3,346	2,573
Other current assets	6,315	4,165
Total current assets	102,996	63,311
Property and equipment, net	14,435	11,865
Operating lease right-of-use assets	22,602	—
Software development costs, net	13,292	8,248
Goodwill	150,922	108,213
Intangible assets, net	202,144	77,206
Deferred income tax assets	—	75
Note receivable	—	1,000
Other assets	1,319	1,039
Total assets	$507,710	$270,957
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt and finance leases, net	$548	$945
Current operating lease liabilities	4,070	—
Acquisition-related contingent consideration	8,540	43,397
Accounts payable	11,132	14,830
Accrued expenses and other liabilities	28,078	16,556
Total current liabilities	52,368	75,728
Line of credit	—	45,000
Long-term debt and finance leases, net	220,198	152
Noncurrent operating lease liabilities	21,666	—
Long-term acquisition-related contingent consideration	10,200	7,800
Deferred income tax liability	19,223	—
Other long-term liabilities	113	3,268
Total liabilities	323,768	131,948

Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	271,811	209,330
Treasury stock	(3,865)	(3,825)
Accumulated deficit	(84,006)	(66,498)
Total stockholders’ equity	183,942	139,009
Total liabilities and stockholders’ equity	$507,710	$270,957

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Product revenue	$33,372	$27,378	$64,354	$54,558
Service revenue	42,883	21,220	72,860	37,984
Total revenue	76,255	48,598	137,214	92,542
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	24,861	20,075	48,336	40,907
Service cost	20,295	12,335	38,488	23,167
Total cost of revenue, exclusive of depreciation and amortization	45,156	32,410	86,824	64,074
Operating expenses:
Research and development	5,197	2,922	10,747	5,135
Sales and marketing	6,871	2,314	11,721	4,316
General and administrative	12,883	6,528	26,626	12,405
Change in fair value of acquisition-related contingent consideration expense	1,830	35,283	3,006	48,804
Depreciation and amortization	9,078	3,966	15,377	8,014
Total operating expenses	35,859	51,013	67,477	78,674
Loss from operations	(4,760)	(34,825)	(17,087)	(50,206)
Other expense:
Interest expense, net	4,308	120	7,001	183
Total other expense	4,308	120	7,001	183
Loss before income taxes	(9,068)	(34,945)	(24,088)	(50,389)
Income tax benefit	(2,539)	(5,919)	(6,580)	(3,269)
Net loss	$(6,529)	$(29,026)	$(17,508)	$(47,120)
Net loss per share, basic and diluted	$(0.32)	$(1.53)	$(0.86)	$(2.50)
Weighted average common shares outstanding, basic and diluted	20,482,032	18,956,445	20,433,564	18,873,297

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(17,508)	$(47,120)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,377	8,014
Amortization of deferred financing costs and debt discount	4,603	41
Deferred taxes	(6,633)	(3,067)
Stock-based compensation	13,758	4,125
Change in fair value of acquisition-related contingent consideration	3,006	48,804
Acquisition-related contingent consideration paid	(24,450)	—
Other noncash items	12	29
Changes in operating assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	(2,383)	(4,195)
Inventories	(89)	(593)
Prepaid expenses and other current assets	(1,468)	(2,152)
Other assets	(140)	196
Accounts payable	(5,571)	(2,057)
Accrued expenses and other liabilities	5,661	1,800
Other long-term liabilities	(40)	(64)
Net cash (used in) provided by operating activities	(15,865)	3,761

Cash flows from investing activities:
Purchases of property and equipment	(3,508)	(2,564)
Software development costs	(6,618)	(2,155)
Purchases of intangible assets	—	(30)
Proceeds from repayment of note receivable	1,000	—
Acquisitions of businesses, net of cash acquired	(158,762)	(6,957)
Net cash used in investing activities	(167,888)	(11,706)

Cash flows from financing activities:
Payments for repurchase of common stock	—	(2,866)
Proceeds from exercise of stock options	1,536	2,173
Payments for debt financing costs	(9,477)	(2)
Borrowings on line of credit	—	8,000
Repayments of line of credit	(45,000)	—
Payments of equity offering costs	—	(357)
Payments of acquisition-related contingent consideration	(20,342)	(1,646)
Repayments of long-term debt and finance leases	(541)	(514)
Proceeds from issuance of convertible senior subordinated notes	325,000	—
Proceeds from sale of warrants	65,910	—
Purchase of convertible note hedges	(101,660)	—
Net cash provided by financing activities	215,426	4,788
Net increase (decrease) in cash and restricted cash	31,673	(3,157)
Cash and restricted cash, beginning of period	25,029	10,430
Cash and restricted cash, end of period	$56,702	$7,273

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(6,529)	$(29,026)	$(17,508)	$(47,120)
Add:
Interest expense, net	4,308	120	7,001	183
Income tax benefit	(2,539)	(5,919)	(6,580)	(3,269)
Depreciation and amortization	9,078	3,966	15,377	8,014
Change in fair value of acquisition-related contingent consideration expense	1,830	35,283	3,006	48,804
Severance expense	—	390	—	390
Acquisition-related expense	598	176	4,289	340
Payroll tax expense related to stock option exercises	—	99	—	99
Stock-based compensation expense	6,906	2,180	13,758	4,125
Adjusted EBITDA	$13,652	$7,269	$19,343	$11,566

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Reconciliation of diluted net loss per share to Adjusted Diluted EPS
GAAP net loss, basic and diluted, and net loss per share, basic and diluted	$(6,529)	$(0.32)	$(29,026)	$(1.53)	$(17,508)	$(0.86)	$(47,120)	$(2.50)
Adjustments:
Change in fair value of acquisition-related contingent consideration expense	1,830		35,283		3,006		48,804
Amortization of acquired intangibles	7,084		2,639		11,751		5,167
Amortization of debt discount and issuance costs	2,967		—		4,494		—
Acquisition-related expense	598		176		4,289		340
Payroll tax expense on stock option exercises	—		99		—		99
Stock-based compensation expense	6,906		2,180		13,758		4,125
Severance expense	—		390		—		390
Impact to income taxes (1)	(4,931)		(7,360)		(9,666)		(5,405)
Adjusted net income attributable to common stockholders and Adjusted Diluted EPS	$7,925	$0.35	$4,381	$0.20	$10,124	$0.44	$6,400	$0.30

(1)

The impact to taxes was calculated using a normalized statutory tax rate applied to pre-tax loss adjusted for the respective items above and then subtracting the tax provision as determined for GAAP purposes.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Reconciliation of weighted average shares of common stock outstanding, diluted, to weighted average shares of common stock outstanding, diluted for Adjusted Diluted EPS
Weighted average shares of common stock outstanding, basic and diluted for GAAP	20,482,032	18,956,445	20,433,564	18,873,297
Adjustments:
Weighted average dilutive effect of stock options	1,500,839	1,674,094	1,587,926	1,615,991
Weighted average dilutive effect of restricted stock	759,118	851,287	800,626	820,792
Weighted average dilutive effect of contingent shares	21,946	77,075	25,305	38,538
Weighted average shares of common stock outstanding, diluted for Adjusted Diluted EPS (1)	22,763,935	21,558,901	22,847,421	21,348,618

(1)

TRHC accounts for the convertible senior subordinated notes utilizing the Treasury Stock Method as it intends to settle the notes entirely or partly in cash. Under this method, the underlying shares of TRHC common stock issuable upon conversion of the notes are excluded from the calculation of diluted EPS, except to the extent that the average stock price for the reporting period exceeds their conversion price of $69.95 per share. For the three and six months ended June 30, 2019, there was no impact on diluted EPS from the convertible senior subordinated notes as the conversion price exceeded TRHC’s average stock price.

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE RANGES

(In millions)

	LOW	HIGH	LOW	HIGH
	Three Months Ended September 30, 2019		Year Ended December 31, 2019
Reconciliation from Net Income (Loss) Guidance to Adjusted EBITDA Guidance
Net loss:	$(9.3)	$(8.5)	$(38.0)	$(34.6)
Add:
Interest expense	4.5	4.5	16.0	16.0
Income tax benefit	(1.8)	(1.6)	(10.4)	(9.8)
Depreciation and amortization	9.1	9.1	33.6	33.6
Stock-based compensation expense	7.0	7.0	27.5	27.5
Change in fair value of contingent consideration	—	—	3.0	3.0
Acquisition-related expense	0.5	0.5	5.3	5.3
Adjusted EBITDA	$10.0	$11.0	$37.0	$41.0

Contact:

Investors

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

tabularasa@westwicke.com

Media

Dianne Semingson

dsemingson@TRHC.com

T: 215-870-0829